UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 5, 2016

SUNVAULT ENERGY, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-181040	27-4198202
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1100 -1631 Dickson Avenue, Kelowna, BC	V1Y 0B5
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 778.476.8301

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02: Unregistered Sales of Equities Securities.

On August 5th, a treasury order was issued for 200,000,000 (Two Hundred Million) shares of Sunvault Energy Inc., priced at .001 cents per share due to the affiliate nature between the parties, to Edison Power Company Bahamas pursuant to an intellectual property agreement on graphene thermal plastic solar technology.

The securities described above have been issued in an offshore transaction to a person who is not a US person (as defined in Regulation S) pursuant to Regulation S under the United States Securities Act of 1933, as amended (the "1933 Act"). None of the securities have been registered under the 1933 Act, or any US state securities laws, and, unless so registered, may not be offered or sold, directly or indirectly, in the United States or to US persons except in accordance with the provisions of Regulation S under the 1933 Act, pursuant to an effective registration statement under the 1933 Act, or pursuant to an available exemption from, or in a transaction not subject to, the registration requirements of the 1933 Act and in each case only in accordance with applicable state securities laws.

Item 5.01: Change of Control of Registrant:

On August 5th, 200 million shares were issued pursuant to an Intellectual Property agreement for a value of $200,000 USD or 200 Million Shares at a par value of .001 cents per share. This issue alone constitutes a change of control of the Registrant with this transaction giving Edison Power Company Bahamas a 58% ownership in the Total issued and outstanding common shares of Sunvault Energy Inc.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNVAULT ENERGY, INC.

Date: October 18, 2016	By:	/s/ Gary Monaghan
Gary Monaghan
Chief Executive Officer, Director

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